UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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ProsoftTraining

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ProsoftTraining

410 North 44th Street, Suite 600

Phoenix, Arizona 85008

602-794-4199

Notice of Annual Meeting of Stockholders

To be Held August 26, 2004

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of ProsoftTraining will be held on August 26, 2004 at 2:00 p.m., local time, at our headquarters office, located at 410 North 44th Street, Suite 600, Phoenix, Arizona, for the following purposes:

1.	To elect two (2) Class I directors to hold office for a three-year term; and

2.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on June 28, 2004 are entitled to notice of, and to vote at, the meeting. All stockholders are cordially invited to attend the meeting. Our bylaws require that the holders of a majority of the outstanding shares of our common stock entitled to vote be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Regardless of whether you expect to attend the meeting, you are requested to sign, date and return the accompanying proxy card. You may still attend and vote in person at the annual meeting if you wish, even though you may have submitted your proxy prior to the meeting. If you attend the meeting and wish to vote in person, you must revoke your proxy and only your vote at the meeting will be counted. Thank you in advance for your prompt return of your proxy.

By Order of the Board of Directors,

Robert G. Gwin Chairman of the Board

Phoenix, Arizona

July 26, 2004

ProsoftTraining

410 North 44th Street, Suite 600

Phoenix, Arizona 85008

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION, EXERCISE AND REVOCATION OF PROXIES

The accompanying proxy is solicited on behalf of our Board of Directors to be voted at our Annual Meeting of Stockholders to be held at our headquarters, located at 410 North 44th Street, Suite 600, Phoenix, Arizona, on August 26, 2004, at 2:00 p.m. local time, and any and all adjournments or postponements thereof. In addition to the original solicitation by mail, certain of our employees may solicit proxies by telephone or in person. No specially engaged employees or solicitors will be retained for proxy solicitation purposes. All expenses of this solicitation, including the costs of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of shares, will be borne by us. You may vote in person at our annual meeting, if you wish, even though you have previously mailed in your proxy. This proxy statement and the accompanying proxy are being mailed to stockholders on or about July 26, 2004. Unless otherwise indicated, “we,” “us” and “our” mean ProsoftTraining.

All duly executed proxies will be voted in accordance with the instructions thereon. Stockholders who execute proxies, however, retain the right to revoke them at any time before they are voted. The revocation of a proxy will not be effective until written notice thereof has been given to our Secretary unless the stockholder granting such proxy votes in person at our annual meeting.

VOTING OF SECURITIES

The record date for the determination of stockholders entitled to vote at our annual meeting is June 28, 2004. As of such date, we had outstanding 24,309,414 shares of our common stock, $0.001 par value per share. Our common stock is the only class of our stock outstanding and entitled to vote at our annual meeting. Each stockholder is entitled to one vote for each share of our common stock held. All votes on the proposal set forth below will be taken by ballot. For purposes of the votes on the proposal set forth below, the holders of a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at our meeting. The stockholders present at our annual meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in our annual meeting. Abstentions and broker non-votes (i.e. the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on any particular matter) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

PROPOSAL 1

ELECTION OF TWO CLASS I DIRECTORS

General

Two directors are proposed for election at our annual meeting. Our bylaws provide for a board of directors of not less than three nor more than twenty-five directors. The current number is set at five. Vacancies on the board are filled solely by the majority vote of directors then in office.

Our board is divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring. The term of office of the Class I directors elected at this meeting will expire at the 2006 annual meeting. The term of office of the Class III director will expire at the 2005 annual meeting and the term of office of the Class II directors will expire at the 2004 annual meeting. Directors in each Class shall hold office until such annual meeting of stockholders or until his or her successor is elected and has qualified. When these terms expire, persons nominated to serve as director shall be elected to hold office for three years.

Proxies solicited by our board will be voted for the election of the nominees, unless the vote is withheld on the proxy card. However, if any nominee should become unavailable for election (management has no reason to believe that any nominee will be unable to serve), our board may reduce the size of the board or designate a substitute nominee. If the board designates a substitute, shares represented by the proxies will be voted for the substitute nominee. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

Board Recommendation

The board recommends that you vote “FOR” the following nominees for election as Class I directors:

J. William Fuller, 51. Mr. Fuller has served as a director since December 1998. Mr. Fuller is a Registered Investment Advisor and owner of Fuller Capital Management LLC, a money management firm founded in 1983. Mr. Fuller has been active in venture capital and private investment banking ventures for the past 17 years. Additionally, he is a registered representative of Cambridge Investment Research, a registered broker dealer. Mr. Fuller graduated from Southern Methodist University with a BA in Philosophy in 1974.

Robert G. Gwin, 41. Mr. Gwin has served as chairman and chief executive officer since December 2002. Mr. Gwin joined us in August 2000 as our chief financial officer, was promoted to executive vice president and chief financial officer in October 2001 and became president in May 2002. Prior to joining ProsoftTraining, Mr. Gwin served as managing director of Prudential Capital Group, an asset management unit of The Prudential Insurance Company of America. He joined Prudential in 1990, ultimately assuming management of its Dallas-based private investment activities, including both day-to-day operating responsibility and investment portfolio oversight. Mr. Gwin graduated from the University of Southern California with a BS in Business Administration in 1985, earned an MBA from the Fuqua School at Duke University in 1990 and is a Chartered Financial Analyst (CFA).

OTHER BOARD OF DIRECTORS INFORMATION

Other Directors

Class II Directors:

Jeffrey G. Korn, 46. Mr. Korn has served as a director since June 1997. He is an attorney in private practice and a consultant. Mr. Korn was our general counsel from May 2000 to October 2001. Prior to May 2000, he was a partner in the law firm of Kosto & Rotella, P.A. in Jacksonville, Florida, which he joined in 1983. Mr. Korn specializes in corporate law and dispute resolution. He graduated from the State University of New York at New Paltz with a BA in Political Science in 1979, and received his JD degree from Stetson University in 1982.

Charles P. McCusker, 34. Mr. McCusker has served as a director since December 1998. Currently, Mr. McCusker serves as General Partner of Patriot Capital, a licensed SBIC, investing in small to mid-sized growth opportunities. Between 2001 and 2003, Mr. McCusker served as President and Chief Operating Officer of the ServiceMaster Home Service Center, a division of the ServiceMaster Company (NYSE: SVM). Between 1997 and 2001, Mr. McCusker served as General Partner for the ServiceMaster Venture Fund, responsible for investment opportunities in for-profit education and electronic commerce. Prior to that, Mr. McCusker spent three years as a Vice President of Bengur Bryan & Co., Inc., a venture capital and private equity firm. Mr. McCusker graduated from Virginia Tech with a BS in Mechanical Engineering in 1992, and earned an MBA from the University of Chicago in 1998.

Class III Director:

Dr. Edward M. Walsh, 63. Dr. Walsh has served as a director since December 1999. Dr. Walsh is the chairman of the Irish Council for Science Technology and Innovation and the chairman of the National Allocation Advisory Group, an organization that advises government on industrial emissions allowances under the Kyoto Accord. He was founding president of the University of Limerick, the first new university established by the Republic of Ireland, a post from which he stepped down in 1998 after a 28-year term. Dr. Walsh is a graduate of the National University of Ireland and holds Masters and Doctorate qualifications in nuclear and electrical engineering from Iowa State University, where he was an Associate of the US Atomic Energy Commission Laboratory.

Board Committees and Meetings

Board Committees

The board has appointed from among its members three standing committees:

Compensation Committee. The Compensation Committee is presently composed of Jeffrey G. Korn, who serves as chairperson of the committee, Charles P. McCusker and J. William Fuller. No member of the Compensation Committee is an employee or officer. The principal functions of this committee are to review and approve our organization structure, review performance of our officers and establish overall employee compensation policies. This committee also reviews and approves compensation of directors and our corporate officers, including salary, bonus, and stock option grants, and administers our stock plans. The Compensation Committee met two times during the fiscal year ended July 31, 2003.

Audit Committee. The Audit Committee is presently composed of J. William Fuller, who serves as chairperson, Charles P. McCusker, and Dr. M. Edward Walsh. No member of the Audit Committee is an employee or officer. The functions of the Audit Committee include, among other things, reviewing our annual and quarterly financial statements, reviewing the results of each audit and quarterly review by the company’s independent public accountants, reviewing our internal audit activities and discussing the adequacy of the company’s accounting and control systems. Our board has adopted a written audit committee charter. The Audit Committee met four times during the fiscal year ended July 31, 2003.

The board of directors has determined that all members of the Audit Committee are independent in accordance with the Nasdaq Stock Market (“Nasdaq”) listing standards, the Sarbanes-Oxley Act of 2002 and the regulations of the Securities and Exchange Commission.

Nominating Committee. The Nominating Committee is presently composed of Dr. Edward M. Walsh, who serves as chairperson, and J. William Fuller. No member of the Nominating Committee is an employee or officer of ProsoftTraining. The responsibilities of the Nominating Committee are set forth in the Committee’s Charter, which is attached as Appendix A to this Proxy Statement and is available on the Company’s website (www.prosofttraining.com). Any future revisions to this Charter will be posted to the same location on our website. The Nominating Committee met once during fiscal year 2003.

The board of directors has determined that each member of the Nominating Committee is independent as defined by the Nasdaq listing standards, the Sarbanes-Oxley Act of 2002 and the regulations of the Securities and Exchange Commission.

The Nominating Committee Charter requires that directors possess the highest standards of personal and professional ethics, character and integrity. In identifying candidates for membership on the board, the Nominating Committee takes into account all factors it considers appropriate, which may include professional experience, knowledge, independence, diversity of backgrounds and the extent to which the candidate would fill a present or evolving need on the board.

If there is a need for a new director because of an open position on the board or because the board has determined to increase the total number of directors, the Nominating Committee may retain a third-party search firm to locate candidates that meet the needs of the board at that time. When a search firm is used, the firm typically provides information on a number of candidates for review and discussion by the Nominating Committee. If appropriate, the Nominating Committee chair and some or all of the members of the Nominating Committee may interview potential candidates. If in these circumstances, in the Nominating Committee’s judgment, the Nominating Committee determines that a potential candidate meets the needs of the board and has the relevant qualifications, the Nominating Committee will vote to recommend to the board the election of the candidate as a director.

The Nominating Committee’s process for considering all candidates for election as directors, including stockholder-recommended candidates, is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates that are properly qualified and are not serving any special interest groups, but rather the best interest of all stockholders.

The Nominating Committee will consider director candidates recommended by stockholders if properly submitted to the Nominating Committee. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the board can do so by writing to the Nominating Committee, c/o Corporate Secretary, ProsoftTraining, 410 N. 44th Street, Suite 600, Phoenix, Arizona 85008. Recommendations must include the proposed nominee’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations, as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Nominating Committee will then consider the candidate and the candidate’s qualifications using the criteria as set above and in the Nominating Committee’s Charter. The Nominating Committee may discuss with the stockholder making the nomination the reasons for making the nomination and the qualifications of the candidate. The Nominating Committee may then interview the candidate and may also use the services of a search firm to provide additional information about the candidate prior to making a recommendation to the board.

In addition, stockholders of record may nominate candidates for election to the board by following the procedures set forth in our bylaws. Information regarding these procedures for nominations by stockholders will be provided upon request to our Corporate Secretary.

Board Meetings

During fiscal year 2003, our board held nine meetings in person or by telephone. Members of the board are provided with information between meetings regarding our operations and are consulted on an informal basis with respect to pending business. Each director attended at least 75% of the total number of meetings of the board and the total number of meetings held by all committees of our board on which such director served during the year.

Director Attendance at Annual Meetings

We typically schedule a board meeting in conjunction with our annual meeting and expect that the company’s directors will attend, absent a valid reason. Last year three directors attended our annual meeting in person or by telephone.

Stockholder Communications with the Board

Stockholders who want to communicate with our board of directors or any individual director can write to them c/o ProsoftTraining, 410 N. 44th Street, Phoenix, Arizona 85008. All such communications will be forwarded by us to the appropriate board member(s).

Director Compensation

Effective June 2002, our directors, other than associates or officers of the company, are compensated with a stock option grant for 5,000 shares of our common stock for each meeting attended, subject to a maximum of 15,000 stock options per calendar year. Directors, other than associates or officers of the company, who serve as chairman of a board committee are entitled to an additional grant of 5,000 stock options of our common stock per calendar year. Prior to June 2002, no compensation was provided to directors. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings. Directors who are officers or associates of the company are not compensated separately for service on the board of directors.

Audit Committee Financial Expert

Our board of directors has determined that in its judgment, Charles P. McCusker qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC. An audit committee financial expert is a person who has (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, officers, and holders of more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”) to file certain reports (“Section 16 Reports”) of their trading in our equity securities with the Securities and Exchange Commission. Based on a review of the Section 16 Reports filed by the Reporting Persons during the fiscal year ended July 31, 2003, we believe that all of the Reporting Persons timely complied with all applicable Section 16(a) filing requirements during fiscal 2003.

Code of Ethics

We have adopted a Code of Ethics (as defined in Item 406 of Regulation S-K) that applies to our chief executive officer, chief financial officer and members of our finance department. The Code of Ethics is posted on our website (www.prosofttraining.com) under the heading “Code of Ethics.” We intend to satisfy the disclosure requirements regarding any amendment to, or a waiver of, a provision of the Code of Ethics by posting such information at the same location on our website.

EXECUTIVE OFFICER

Our current executive officer is as follows:

Name	Age	Position
Robert G. Gwin	41	Chairman, President and Chief Executive Officer

For additional information with respect to Mr. Gwin, who is a director of the company, see “Board Recommendation.”

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and the notes thereto set forth certain information regarding the beneficial ownership of our common stock as of June 30, 2004, by (i) each current director; (ii) each executive officer named in the summary compensation table included herein; (iii) all current directors and executive officer as a group; and (iv) each person who is known by us to be a beneficial owner of five percent or more of our common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number(2)	Percent
Hunt Capital Growth Fund II, L.P. (3) 1601 Elm, Suite 4000 Dallas, Texas 75201	5,703,515	19.8%
J. William Fuller (4)	126,791	*
Robert G. Gwin (5)	814,607	3.2%
Jeffrey G. Korn (6)	297,673	1.2%
Charles P. McCusker (7)	126,250	*
Dr. Edward M. Walsh (8)	163,800	*
Jerrell M. Baird (9)	20,000	*
All directors and executive officers, as a group (6 persons) (10)	1,529,121	6.0%

*	Less than 1% of the outstanding shares of common stock.

(1)	The address for all officers and directors is 410 North 44th Street, Suite 600, Phoenix, Arizona 85008.

(2)	Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law). The percentages are based upon 24,309,414 shares outstanding as of June 30, 2004, except for certain parties who hold options and warrants that are presently exercisable or exercisable within 60 days, the percentages are based upon the sum of shares outstanding as of June 30, 2004 plus the number of shares subject to options and warrants that are presently exercisable or exercisable within 60 days held by them, as indicated in the following notes.

(3)	Includes 4,074,295 shares subject to conversion rights and 350,000 shares subject to stock warrant agreements. Hunt Capital’s rights of conversion and exercise of derivative securities is limited under certain circumstances. See “Certain Relationships and Related Transactions.”

(4)	Includes 95,000 shares subject to stock options exercisable within 60 days, and 20,641 shares subject to stock warrant agreements.

(5)	Includes 740,687 shares subject to stock options exercisable within 60 days.

(6)	Includes 255,000 shares subject to stock options exercisable within 60 days.

(7)	Includes 125,000 shares subject to stock options exercisable within 60 days.

(8)	Includes 105,000 shares subject to stock options exercisable within 60 days.

(9)	Includes 20,000 shares subject to a stock warrant agreement. Mr. Baird resigned as chairman and chief executive officer of the company effective December 9, 2002.

(10)	Includes 1,320,687 shares subject to stock options exercisable within 60 days, and 20,641 shares subject to a stock warrant agreement.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth a summary of the compensation paid during the fiscal years ended July 31, 2003, 2002 and 2001 to our chief executive officer and any other executive officers whose compensation exceeded $100,000.

Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Shares of Common Stock Underlying Stock Options	All Other Compensation ($)(2)
Robert G. Gwin(1) Chairman, President and Chief Executive Officer	2003 2002 2001	184,039 163,798 175,000	58,800 — 49,000	200,000 200,000 385,000	6,071 3,051 34,499
Jerrell M. Baird(1) Former Chairman and Chief Executive Officer	2003 2002 2001	55,997 194,231 200,000	— 36,000 89,000	— 200,000 364,000	50,076 4,550 6,647

(1)	Effective December 2002, Mr. Gwin was elected chairman of the board and chief executive officer and Mr. Baird resigned as an officer of the company. Mr. Gwin joined us in August 2000 as chief financial officer.

(2)	These amounts represent matching contributions made under our 401(k) retirement plan. For Mr. Gwin in fiscal year 2001, this amount also includes $30,000 for moving expense reimbursements. For Mr. Baird in fiscal year 2003, this amount also includes $50,000 as a severance payment.

Option Grants Table

The following table sets forth information concerning options to purchase shares of our common stock granted to our named executive officers during the fiscal year ended July 31, 2003.

Executive Officer	Shares of Common Stock Underlying Stock Options		% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share (1)	Expiration Date	Grant Date Present Value (2)
Robert G. Gwin	200,000	(3)	28%	$0.16	1/15/11	$20,000
Jerrell M. Baird(4)	—		—	—	—	—

(1)	All options were granted at fair market value (the last price for our common stock as reported by Nasdaq on the day previous to the date of grant).

(2)	As suggested by the SEC’s rules on executive compensation disclosure, we used the Black-Scholes model of option valuation to determine grant date pre-tax present value. The calculation is based on a five-year term and upon the following assumptions; annual dividend growth of zero percent, volatility of approximately 80%, and an interest rate of 3.9%. There can be no assurance that the amount reflected in this column will be achieved.

(3)	The options were granted under the ProsoftTraining 2000 Stock Option Plan for a term of no more than ten years, subject to earlier termination in certain events related to termination of employment. 50,000 options vested on each of January 15, 2003, April 15, 2003, July 15, 2003 and October 15, 2003.

(4)	Mr. Baird resigned as chairman and chief executive officer effective December 9, 2002.

Aggregated Options Exercised in Last Fiscal Year And Fiscal Year-end Option Values

The following table sets forth information concerning each exercise of stock options during the fiscal year ended July 31, 2003 by each of the named executive officers and the fiscal year-end value of unexercised stock options held by such executive officer as of July 31, 2003.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at July 31, 2003		Value of Unexercised In-the-Money Options at July 31, 2003(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Gwin	—	—	428,811	356,189	$42,150	$14,050
Jerrell M. Baird(2)	—	—	—	—	—	—

(1)	Represents the difference between the fair value of the shares underlying such options at fiscal year-end ($0.441) and the exercise price of such options.

(2)	Mr. Baird resigned as chairman and chief executive officer of the company effective December 9, 2002. All options held by Mr. Baird have been returned to the company.

Employment Agreement, Termination of Employment Agreement, and Change in Control Arrangement

On December 9, 2002, we entered into a separation agreement with Mr. Baird. The agreement provided for the resignation of Mr. Baird as chairman of the board and chief executive officer, effective December 9, 2002. The agreement also provided for a payment of $50,000 on March 1, 2003, in lieu of the severance payment Mr. Baird was entitled to receive under his February 1, 2002 employment agreement. In addition, Mr. Baird returned all of his stock options to the company.

On August 1, 2003, we entered into an employment agreement with Robert G. Gwin, our chairman, president and chief executive officer. Mr. Gwin’s agreement terminates on July 31, 2005 and provides for an annual base salary of $200,000. Mr. Gwin is entitled to receive an annual bonus, as determined by the company, of up to $190,000 pursuant to operating performance criteria being achieved and the discretion of the board of directors. In the event of termination of Mr. Gwin’s employment for any reason other than gross negligence or malfeasance, the Company is obligated to pay $300,000, plus acceleration and immediate vesting of all unvested options. In addition, if a change of control of the company occurs where Mr. Gwin is not president and chief executive officer of the ultimate parent company following the completion of the change of control, then a payment shall be made to Mr. Gwin equal to $300,000. In addition, all of Mr. Gwin’s unvested options shall vest upon any change in control.

Compensation Committee Interlocks and Insider Trading Participation

The members of our Compensation Committee during the fiscal year ended July 31, 2003 were Jeffrey G. Korn, Charles P. McCusker, and J. William Fuller. Each member of the Compensation Committee during fiscal 2003 was a non-employee director of the company. Mr. Korn was an officer of the company prior to October 2001.

Equity Compensation Plan Information

The following table provides certain information as of July 31, 2003 with respect to our equity compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under plan
Equity compensation plans approved by security holders(1)	2,370,003	$2.73	1,796,861	(2)
Equity compensation plan not approved by security holders(3)	239,762	$1.25	260,238

Total	2,609,765		2,057,099

(1)	These plans consist of the 1996 Stock Option Plan, the 2000 Stock Incentive Plan and the Employee Stock Purchase Plan.

(2)	The number of shares reserved for issuance under the Employee Stock Purchase Plan (“ESPP”) may be increased on the first trading day of each calendar year by an amount equal to one half percent (.5%) of the total number of shares of common stock outstanding on the last trading day of the preceding calendar year, but in no event will any annual increase exceed 150,000 shares. As of July 31, 2003, 236,426 shares are reserved for issuance under the ESPP.

(3)	This plan consists of the 2001 Stock Option Plan and was adopted by the board of directors in July 2001. Under the 2001 Stock Option Plan, the number of shares of common stock that may be optioned and sold is 500,000 shares. The plan is administered by our board of directors, which determines when and to whom options will be granted and, subject to the terms of the Plan, the exercise price, vesting schedule, expiration date and other terms of each such grant. All of our employees, other than officers and directors, and consultants are eligible to receive option grants under the Plan. Options granted under the Plan have an exercise price equal to fair market value on the date previous to the date of grant and may not have a term in excess of ten years.

COMPENSATION COMMITTEE REPORT

Overview and Philosophy

The Compensation Committee of the board of directors reviews and establishes compensation strategies and programs to ensure that we attract, retain, properly compensate, and motivate qualified executives and other key associates. The Committee consists of Mr. Korn, its chairperson, Mr. McCusker and Mr. Fuller. No member of this committee is an employee or officer.

The philosophy of the Compensation Committee is (i) to provide competitive levels of compensation that integrate pay with the individual executive’s performance and our annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) to provide compensation opportunities and benefits that are comparable to those offered by other companies in the training and education industry, thereby allowing the company to compete for and retain talented executives who are critical to our long-term success; and (iv) to align the interests of key executives with the long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options. The compensation of our executive officer is currently comprised of annual base salary, a bonus plan pursuant to certain performance criteria being achieved, and long-term performance incentives in the form of stock option grants under the stock option plans.

Chief Executive Officer Compensation

The Compensation Committee set the 2003 annual compensation for our former chief executive officer, Mr. Baird, and our current chief executive officer, Mr. Gwin. See “Employment Agreement, Termination of Employment Agreement, and Change in Control Arrangements.”

Mr. Baird’s employment agreement had a term of one year and provided for a base annual salary of $200,000 and an annual bonus, at the discretion of the board of directors, of up to $100,000. Mr. Baird resigned as an officer effective December 9, 2002.

Mr. Gwin’s employment agreement terminates on July 31, 2005 and provides for a base annual salary of $200,000 and an annual bonus of up to $190,000 pursuant to certain operating and cash management metrics being achieved. In the event of termination of Mr. Gwin’s employment for any reason other than gross negligence or malfeasance, we are obligated to pay $300,000, plus acceleration and immediate vesting of all unvested options. Further, we have agreed that if a change of control of the company occurs where Mr. Gwin thereafter is not president and chief executive officer of the ultimate parent company of which ProsoftTraining is then a part, then a payment shall be made to Mr. Gwin equal to $300,000. In addition, all of Mr. Gwin’s unvested options shall vest upon any change of control.

By the Compensation Committee,

Jeffrey G. Korn, Chairperson
Charles P. McCusker
J. William Fuller

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into an employment agreement with our executive officer and a separation agreement with our former chief executive officer, as described under “Employment Agreement, Termination of Employment Agreement, and Change in Control Arrangement.”

In October 2001, we received $2,500,000 from Hunt Capital Growth Fund II, L.P. (“Hunt Capital”) pursuant to the issuance to Hunt Capital of a subordinated secured convertible note. At that time, Hunt Capital owned greater than five percent of our outstanding common stock. J.R. Holland, Jr., one of our directors at that time, is president and chief executive officer of Unity Hunt, Inc., chairman of the Unity Hunt Investment Committee, and president and CEO of Hunt Capital Group, LLC. The note is secured by all of our assets, has a five-year term, carries a 10 percent coupon, and does not require any interest payments until maturity. The note is convertible into our common stock at $0.795 per share. Hunt Capital may accelerate the maturity of the note upon certain events, including a sale or change of control of the company or an equity financing by the company in excess of $2,500,000. In addition, as further consideration for the investment, Hunt Capital received the right to certain payments upon a sale of the company in a transaction whose value falls below $145,000,000. The potential payment is $1,000,000 unless the transaction value falls below $60,000,000 at which point the payment would grow on a pro-rata basis to $4,500,000 if the transaction value falls below $10,000,000. In May 2004, the company and Hunt Capital entered into an exchange agreement pursuant to which Hunt Capital agreed, effective upon the closing of a proposed merger with Trinity Learning Corporation, to exchange the payment rights for a ten-year warrant to purchase 4,981,754 shares of Prosoft common stock at $.001 per share. In addition, as part of this exchange agreement Hunt Capital agreed to vote its shares of Prosoft common stock in favor of the merger proposal and waive its right to accelerate the note as a result of the merger. The merger agreement with Trinity Learning Corporation was subsequently terminated and the exchange with Hunt Capital was not effected. The exchange agreement also provided that Hunt Capital’s rights to convert its note and exercise any of its warrants to purchase our common stock are limited so that Hunt Capital may not exercise such rights to the extent Hunt Capital would then beneficially own shares of our common stock in excess of 9.95% of the common stock then issued and outstanding. This limitation terminates on the maturity date of the note, October 16, 2006, and may be waived by Hunt Capital under limited circumstances, including upon a default by us under the note or upon a sale or change of control of the company. Under our agreements with Hunt Capital, we have also agreed to register for resale all of the shares of our common stock Hunt Capital owns and all shares it may acquire upon exercise of its warrants or conversion of its note. We currently have an effective registration statement covering the resale of approximately 1.6 million shares beneficially owned by Hunt Capital.

We believe that the foregoing transactions were in our best interests. As a matter of policy, these transactions were, and all future transactions between the company and its officers, directors, principal stockholders or their affiliates will be, approved by a majority of the independent and disinterested members of the board of directors, on terms no less favorable than could be obtained from unaffiliated third parties and in connection with bona fide business purposes of the company.

AUDIT COMMITTEE REPORT

The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all aspects of our financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report for fiscal year 2003 with management.

The Audit Committee also reviewed with Grant Thornton LLP, our independent auditors, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Audit Committee has also considered whether the provision of non-audit services by Grant Thornton LLP is compatible with their independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2003 for filing with the Securities and Exchange Commission.

By the Audit Committee,

J. William Fuller, Chairperson
Charles P. McCusker
Dr. Edward Walsh

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of our annual financial statements for the fiscal year ended July 31, 2003 and the reviews of the financial statements included in the company’s Form 10-Q’s for such fiscal year were $72,115.

Financial Information Systems Design and Implementation Fees

No fees were billed for professional services rendered by Grant Thornton LLP for financial information systems design and implementation services for the fiscal year ended July 31, 2003.

All Other Fees

The aggregate fees billed for services rendered by Grant Thornton LLP, other than the services referred to above, for the fiscal year ended July 31, 2003 were $19,482.

COMPANY STOCK PRICE PERFORMANCE

The graph set forth below compares the cumulative total return as of the end of our most recent fiscal year on $100 invested in our common stock, the Nasdaq Composite Index (“Nasdaq Index”), and an industry peer group on July 31, 1998, the first trading date, assuming the reinvestment of all dividends. The industry peer group used includes the following issuers: Click2Learn, Inc. (Nasdaq: CLKS); Provant, Inc. (Nasdaq: POVT); Insightful Corporation (Nasdaq: IFUL); V Campus Corporation (Nasdaq: VCMP); and iLinc Communications, Inc. (formerly EDT Learning, Inc.) (AMEX:ILC). Provant, Inc. is included in the graph through May 2003, when it stopped trading publicly. The historical stock performance shown on the chart is not intended to and may not be indicative of future stock performance.

The dollar amounts indicated in the graph above and in the chart below are as of July 31 or the last trading day in the fiscal year indicated.

	1998	1999	2000	2001	2002	2003
ProsoftTraining	$100.00	$66.67	$353.62	$28.52	$6.95	$10.23
Peer Group	$100.00	$65.87	$83.29	$23.42	$7.71	$10.67
Nasdaq Index	$100.00	$141.28	$205.68	$113.09	$75.57	$98.91

APPOINTMENT OF INDEPENDENT AUDITORS

ProsoftTraining has appointed the firm of Grant Thornton LLP, independent public auditors for the company during the 2003 fiscal year, to serve in the same capacity for the year ending July 31, 2004. Representatives of Grant Thornton LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

NOMINATIONS AND STOCKHOLDER PROPOSALS

The bylaws of the Company require that all nominations for persons to be elected to the board of directors, other than those made by or at the direction of the board of directors, be made pursuant to written notice to the Secretary of the company. The notice must be received not less than 35 days prior to the meeting at which the election will take place (or not later than 10 days after public disclosure of such meeting date is given or made to stockholders if such disclosure occurs less than 50 days prior to the date of such meeting). Notice must set forth the name, age, business address and residence address of each nominee, their principal occupation or employment, the class and number of shares of stock which they beneficially own, their citizenship and any other information that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act. The notice must also include the nominating stockholder’s name and address as they appear on our books and the class and number of shares of stock beneficially owned by such stockholder.

In addition, the bylaws require that for business to be properly brought before an annual meeting by a stockholder, the Secretary of the company must have received written notice thereof (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, not less than 120 days in advance of the anniversary date of the company’s proxy statement for the previous year’s annual meeting, nor more than 150 days prior to such anniversary date and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice must set forth the name and address of the stockholder who intends to bring business before the meeting, the general nature of the business which he or she seeks to bring before the meeting and a representation that the stockholder is a holder of record of shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

Any proposal of a stockholder intended to be presented at our next annual meeting and included in the proxy statement and form of proxy for that meeting is required to be received by the company a reasonable time before we begin to print and mail our proxy materials for that meeting. Management proxies will have discretionary voting authority as to any proposal not received by that date if it is raised at that annual meeting, without any discussion of the matter in the proxy statement.

ANNUAL REPORT

Our Annual Report on Form 10-K/A, including financial statements and schedules thereto, for the fiscal year ended July 31, 2003, accompanies this Proxy Statement.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board of Directors knows of no other matter that will be acted upon at the annual meeting. If any other matter is presented properly for action at the annual meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors,

ProsoftTraining

Robert G. Gwin
Chairman of the Board

Phoenix, Arizona

July 26, 2004

APPENDIX A

NOMINATING COMMITTEE CHARTER

Effective January 1, 2004

Purpose

The Nominating Committee is appointed by the Board of Directors to (1) assist the Board by identifying individuals qualified to become Board members and (2) recommend to the Board the candidates for directorships to be filled by the Board and the director nominees to be proposed for election at the annual meeting.

Committee Membership, Structure and Operations

The Committee shall be comprised of two or more members of the Board of Directors, each of whom is determined to be “independent” under Nasdaq rules. Additionally, none of the members of the Committee shall be a current or former employee of the Company.

The members and Chair of the Committee shall be appointed annually by the Board and shall serve until the member’s successor is duly appointed or until the member’s earlier resignation or removal. A member may be removed at any time by the Board, with or without cause.

The Committee shall meet at least annually or more frequently as circumstances dictate. The Committee may at any time retain such outside advisors, as the Committee deems appropriate to fulfill its responsibility.

The Committee may delegate responsibilities to a subcommittee comprised of one or more members of the Committee, provided that any action taken shall be reported to the full Committee as soon as practicable, but in no event later than at the Committee’s next meeting.

The Committee shall review and evaluate annually the performance of the Committee and its members, including review of the compliance by the Committee with this Charter.

The Committee shall also review and assess annually the adequacy of this charter and recommend to the Board any changes to the Charter deemed advisable by the Committee.

Responsibilities

In performing its responsibilities, the Committee shall:

1.	Review and recommend to the Board policies regarding the size and composition of the Board, qualifications and criteria for Board membership, and the compensation of non-employee directors;

2.	Identify individuals qualified to become Board members and recommend to the Board prospective candidates for Board membership. In identifying candidates for membership on the Board, the Committee shall take into account all factors it considers appropriate, which may include professional experience, knowledge, integrity, independence, diversity of backgrounds and the extent to which the candidate would fill a present need on the Board;

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3.	Review and recommend to the Board the slate of director nominees to be proposed for election at annual meetings of shareholders and candidates to fill vacancies on the Board that occur between annual meetings;

4.	Recommend to the Board the class of directors in which a nominee should serve;

5.	Review qualifications for Board committee membership, giving consideration to the criteria for services on each committee as set forth in the charter for such committee, as well as any other factors that the Committee deems relevant;

6.	Recommend Board members to serve on committees of the Board and, where appropriate, make recommendations regarding removal of any member of any committee; and

7.	Exercise the sole authority to retain and terminate any search firm or other consultant to assist in identifying candidates to serve as Board members and reviewing the backgrounds and qualifications of candidates, including sole authority to approve any such firm’s or consultant’s fees and other terms of engagement.

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ProsoftTraining

410 North 44th Street, Suite 600

Phoenix, Arizona 85008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints each of Robert G. Gwin, William J. Weronick and Jeffrey G. Korn, and each of them, proxies, with full power of substitution and resubstitution, to vote and act with respect to all shares of ProsoftTraining owned of record by the undersigned and which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters at 410 North 44th Street, Suite 600, Phoenix, Arizona on August 26, 2004 at 2:00 p.m., and at any and all adjournments or postponements thereof, as instructed on this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 1

1.	Election of Directors:

☐ FOR ALL nominees listed below	☐ WITHHOLD AUTHORITY to vote for nominee(s) listed below

J. William Fuller Robert G. Gwin

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

IMPORTANT – PLEASE SIGN, DATE AND RETURN PROMPTLY

DATED:	, 2004

(Signature)

Please sign exactly as name appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

PLEASE SIGN THIS CARD AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.